Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
Telephone:(978) 688-1811
Fax:(978) 688-2976

WATTS WATER TECHNOLOGIES ANNOUNCES FIRST QUARTER 2015 RESULTS AND ANNOUNCES DIVIDEND INCREASE

•                  Americas sales of core products(1) increased organically by 2.5%

•                  EMEA sales decreased organically by 5.7%, France and Germany softness

•                  Asia-Pacific organic sales increased 40.0%

•                  Foreign currency exchange rates negatively affected revenue growth by 6.6% and EPS by $0.06

•                  Announced dividend increase of 13.3%

North Andover, MA…. April 29, 2015.  Watts Water Technologies, Inc. (NYSE: WTS) today announced first quarter 2015 sales of $356.2 million, a decrease of 2.5% as compared to the same period last year.  First quarter net income per diluted share (EPS) was $0.33 as compared to $0.40 for the same period last year.  Adjusting for special items, first quarter 2015 adjusted EPS was $0.45 as compared to $0.55 for the same period last year.  A summary of first quarter financial results is as follows:

	First Quarter Earnings Summary
(In millions, except per share information)	2015	2014	% Change
Sales	$356.2	$365.2	-2.5%
Net income from continuing operations	11.6	14.1	-17.7%
Diluted earnings per share from continuing operations	$0.33	$0.40	-17.5%
Special items	0.12	0.15
Adjusted earnings per share from continuing operations	$0.45	$0.55	-18.2%

All financial information and period-to-period references are on a continuing operations basis unless otherwise noted.  Organic sales growth excludes the impacts of acquisitions, divestitures and foreign exchange from year-to-year comparisons. Reconciliations to generally accepted accounting principles (GAAP) and non-GAAP reconciliations are provided in the attached financial tables.

(1) Revenue from core products does not include revenue from product lines that will be eliminated as part of the Company’s previously announced Americas product rationalization initiative.

First Quarter Highlights:

•                  Reported consolidated sales decreased by 2.5%, organic consolidated sales decreased by 1.9% and excluding the effect of the Company’s previously announced Americas product rationalization initiative, consolidated sales were flat.

•                  Organic sales declines of 0.9% in the Americas and 5.7% in Europe, the Middle East and Africa (EMEA) were partially offset by organic sales growth in Asia-Pacific of 40.0%.

•                  Excluding the effect of the Company’s previously announced product rationalization initiative, Americas organic sales increased by 2.5%. AERCO sales were $22.2 million in the quarter.

•                  Adjusted operating margins decreased by 1.0 percentage point to 8.2% for the first quarter of 2015 as compared to the first quarter of 2014 due to lower volume which drove under absorption and anticipated higher G&A expenses; operating margins on a GAAP basis decreased 0.7 percentage points to 6.4% in the first quarter of 2015 as compared to the first quarter of 2014.

•                  Adjusted 2015 first quarter EPS from continuing operations decreased $0.10 as compared to the prior year, driven primarily by decreased operating results in EMEA, negative foreign currency movements, costs related to the Americas product rationalization initiative and anticipated higher G&A costs.  AERCO contributed $0.02 of adjusted EPS in the first quarter of 2015.

•                  Free cash outflow was $4.8 million in the first quarter of 2015, as compared to free cash outflow of $23.6 million in the first quarter of 2014. The improvement was driven principally by lower inventory levels.  The first quarter is a seasonally slow cash flow period and we expect continued improvement in free cash flow as the year progresses.

•                  The Company increased its quarterly dividend by 13.3%, or $0.02 per share, to $0.17 per share for the second quarter of 2015. The dividend will be payable on May 29, 2015 to the Company’s Class A and Class B Common Stockholders of record at the close of business on May 18, 2015.

Commenting on operating results, Chief Executive Officer Robert J. Pagano Jr., said, “We were pleased with our adjusted operating results for the first quarter given the challenges we faced, which included foreign currency headwinds, challenging EMEA end markets, harsh U.S. weather and our previously announced Americas product rationalization initiative.  The Americas delivered incremental operating profit growth despite relatively flat organic sales, Asia-Pacific drove incremental profits on 40.0% top line growth and the AERCO acquisition performed well. Further, our ongoing transformation and restructuring efforts are proceeding as planned.”

Commenting on the enhanced dividend, Mr. Pagano noted, “The dividend increase helps to maintain our dividend yield within a range we have historically targeted.  This initiative is part of our ongoing cash allocation strategy and our commitment to return value to shareholders.  We remain committed to our long-term growth strategy of growing the business, organically and through acquisitions.”

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss first quarter results for 2015 on Thursday, April 30, 2015, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investor Relations section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until April 30, 2016.

The Company’s 2015 Annual Meeting of Stockholders will be held at 9:00 a.m. on Wednesday, May 13, 2015 at the Company’s executive offices located at 815 Chestnut Street, North Andover, Massachusetts.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected improvement in free cash flow during the year and our long-term growth strategy, our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2015	2014
Net sales	$356.2	$365.2
Cost of goods sold	225.7	231.9
GROSS PROFIT	130.5	133.3
Selling, general and administrative expenses	105.7	103.3
Restructuring and other charges, net	2.0	4.2
OPERATING INCOME	22.8	25.8
Other (income) expense:
Interest income	(0.2)	(0.1)
Interest expense	5.9	4.9
Other (income) expense, net	(0.2)	0.4
Total other expense	5.5	5.2
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	17.3	20.6
Provision for income taxes	5.7	6.5
NET INCOME	$11.6	14.1

BASIC EPS
Net income per share:
NET INCOME	$0.33	$0.40
Weighted average number of shares	35.1	35.4

DILUTED EPS
Net income per share:
NET INCOME	$0.33	$0.40
Weighted average number of shares	35.2	35.5
Dividends declared per share	$0.15	$0.13

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	March 29,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$261.8	$301.1
Trade accounts receivable, less allowance for doubtful accounts of $10.3 million at March 29, 2015 and $10.6 million at December 31, 2014	220.5	207.8
Inventories, net:
Raw materials	101.3	104.8
Work in process	15.9	16.7
Finished goods	165.5	170.1
Total Inventories	282.7	291.6
Prepaid expenses and other assets	25.9	27.4
Deferred income taxes	45.6	45.3
Assets held for sale	2.1	1.1
Total Current Assets	838.6	874.3
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment	503.2	526.7
Accumulated depreciation	(313.7)	(323.4)
Property, plant and equipment, net	189.5	203.3
OTHER ASSETS:
Goodwill	612.0	639.0
Intangible assets, net	199.4	210.1
Deferred income taxes	4.5	4.7
Other, net	15.9	16.6
TOTAL ASSETS	$1,859.9	$1,948.0

LIABILITIES AND STOCKHOLDERS’ EQUITY CURRENT LIABILITIES:
Accounts payable	$113.0	$120.8
Accrued expenses and other liabilities	133.8	138.8
Accrued pension plan settlements	40.4	40.0
Accrued compensation and benefits	39.7	44.2
Current portion of long-term debt	1.7	1.9
Total Current Liabilities	328.6	345.7
LONG-TERM DEBT, NET OF CURRENT PORTION	577.2	577.8
DEFERRED INCOME TAXES	73.2	77.4
OTHER NONCURRENT LIABILITIES	33.5	34.7

STOCKHOLDERS’ EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A Common Stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 28,411,252 shares at March 29, 2015 and 28,552,065 shares at December 31, 2014	2.8	2.9
Class B Common Stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,479,290 shares at March 29, 2015 and December 31, 2014	0.6	0.6
Additional paid-in capital	501.0	497.4
Retained earnings	497.0	500.6
Accumulated other comprehensive loss	(154.0)	(89.1)
Total Stockholders’ Equity	847.4	912.4
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,859.9	$1,948.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

 CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2015	2014
OPERATING ACTIVITIES
Net income from continuing operations	$11.6	$14.1
Adjustments to reconcile net income from continuing operations to net cash provided by (used in) continuing operating activities:
Depreciation	7.9	8.2
Amortization of intangibles	5.1	3.7
Loss on disposal and impairment of goodwill, property, plant and equipment and other	1.1	0.1
Stock-based compensation	2.3	1.7
Deferred income tax benefit	(1.8)	(0.4)
Changes in operating assets and liabilities, net of effects from business acquisitions and divestures:
Accounts receivable	(21.6)	(11.8)
Inventories	(0.4)	(15.3)
Prepaid expenses and other assets	0.4	(1.3)
Accounts payable, accrued expenses and other liabilities	(3.8)	(17.7)

Net cash provided by (used in) continuing operations	0.8	(18.7)

INVESTING ACTIVITIES
Additions to property, plant and equipment	(5.6)	(5.0)
Proceeds from the sale of property, plant and equipment	—	0.1

Net cash used in investing activities	(5.6)	(4.9)

FINANCING ACTIVITIES
Payments of long-term debt	(0.3)	(0.4)
Payments of capital leases and other	(0.8)	(2.5)
Proceeds from share transactions under employee stock plans	0.5	0.4
Tax benefit of stock awards exercised	0.1	0.5
Payments to repurchase common stock	(9.4)	(9.4)
Debt issuance costs	—	(2.0)
Dividends	(5.3)	(4.6)

Net cash used in financing activities	(15.2)	(18.0)

Effect of exchange rate changes on cash and cash equivalents	(19.3)	(1.3)
DECREASE IN CASH AND CASH EQUIVALENTS	(39.3)	(42.9)
Cash and cash equivalents at beginning of year	301.1	267.9
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$261.8	$225.0

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

Net Sales

	First Quarter Ended
	March 29, 2015	March 30, 2014

Americas*	$237.4	$219.1
EMEA	109.0	139.1
Asia-Pacific	9.8	7.0
Total	$356.2	$365.2

Operating Income (Loss)

	First Quarter Ended
	March 29, 2015	March 30, 2014

Americas*	$24.2	$22.6
EMEA	5.4	8.9
Asia-Pacific	1.5	0.9
Corporate	(8.3)	(6.6)
Total	$22.8	$25.8

Intersegment Sales

	First Quarter Ended
	March 29, 2015	March 30, 2014

Americas	$1.8	$1.2
EMEA	2.7	3.6
Asia-Pacific	30.5	39.0
Total	$35.0	$43.8

*Americas first quarter 2015 results include the AERCO acquisition

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating income excluding the AERCO acquisition, adjusted operating margins, adjusted operating margins excluding the AERCO acquisition, adjusted net income, adjusted earnings per share, adjusted earnings per share excluding the AERCO acquisition, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition costs, purchase accounting adjustments and related tax benefits. Adjusted operating income, operating margins and earnings per share excluding the AERCO acquisition eliminate the acquisition results from our consolidated results since the date of acquisition. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s continuing operations against those of comparable periods without the distortion of those factors.  Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	First Quarter Ended
	March 29,	March 30,
	2015	2014

Net sales	$356.2	$365.2

Operating income - as reported	$22.8	$25.8
Operating margin %	6.4%	7.1%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	0.2	—
- Purchase accounting adjustment	0.9	—
	1.1	—

Restructuring and other charges, net	2.0	4.2

Deployment costs related to transformation activities
- EMEA transformation	1.9	3.5
- Americas transformation	1.5	—
	3.4	3.5

Total adjustments for special items	$6.5	$7.7

Operating income - as adjusted	$29.3	$33.5
Adjusted operating margin %	8.2%	9.2%

Net income from continuing operations - as reported	$11.6	$14.1

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	0.1	—
- Purchase accounting adjustment	0.6	—
	0.7	—

Restructuring and other charges, net	1.3	2.7

Deployment costs related to transformation activities
- EMEA transformation	1.3	2.5
- Americas transformation	1.0	—
	2.3	2.5

Total Adjustments for special items - tax affected:	$4.3	$5.2

Net income from continuing operations - as adjusted	$15.9	$19.3

Continuing operations earnings per share - diluted
Diluted earnings per share - as reported	$0.33	$0.40
Adjustments for special items	0.12	0.15
Diluted earnings per share - as adjusted	$0.45	$0.55

TABLE 2

RECONCILIATION OF ADJUSTED OPERATING INCOME, MARGINS AND EARNINGS PER SHARE TO ADJUSTED OPERATING INCOME, MARGINS AND EARNINGS PER SHARE EXCLUDING THE AERCO ACQUISITION

(Amounts in millions)

(Unaudited)

First Quarter Ended
March 29,
2015
Net sales - as reported	$356.2
Less acquisition sales	(22.2)
Net sales - excluding acquisition	$334.0

Operating income - as adjusted	$29.3
Adjusted operating margin %	8.2%

Less acquisition operating income - as adjusted	2.1

Operating income - as adjusted excluding acquisition	$27.2
Adjusted operating margin % excluding acquisition	8.1%

Adjusted Non-GAAP earnings per share	$0.45
Acquisition	(0.02)
Adjusted Non-GAAP earnings per share excluding acquisition	$0.43

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	First Quarter Ended					First Quarter Ended
	March 29, 2015					March 30, 2014
	Americas	EMEA	Asia-Pacific	Corporate	Total	Americas	EMEA	Asia-Pacific	Corporate	Total

Net sales	$237.4	109.0	9.8	—	356.2	$219.1	139.1	7.0	—	365.2

Operating income (loss) - as reported	$24.2	5.4	1.5	(8.3)	22.8	$22.6	8.9	0.9	(6.6)	25.8
Operating margin %	10.2%	5.0%	15.3%		6.4%	10.3%	6.4%	12.9%		7.1%

Adjustments for special items	$3.7	2.7	—	0.1	6.5	$1.9	5.0	—	0.8	7.7

Operating income (loss) — as adjusted	$27.9	8.1	1.5	(8.2)	29.3	$24.5	13.9	0.9	(5.8)	33.5
Adjusted operating margin %	11.8%	7.4%	15.3%		8.2%	11.2%	10.0%	12.9%		9.2%

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS TO FREE CASH OUTFLOW

(Amounts in millions)

(Unaudited)

	First Quarter Ended
	March 29,	March 30,
	2015	2014

Net cash provided by (used in) continuing operations - as reported	$0.8	$(18.7)
Less: additions to property, plant, and equipment	(5.6)	(5.0)
Plus: proceeds from the sale of property, plant, and equipment	—	0.1
Free cash outflow	$(4.8)	$(23.6)

Net income from continuing operations - as reported	$11.6	$14.1

Cash conversion rate of free cash outflow to net income	-41.4%	-167.4%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	March 29,	December 31,
	2015	2014

Current portion of long-term debt	$1.7	$1.9
Plus: Long-term debt, net of current portion	577.2	577.8
Less: Cash and cash equivalents	(261.8)	(301.1)
Net debt	$317.1	$278.6

Net debt	$317.1	$278.6
Plus: Total stockholders’ equity	847.4	912.4
Capitalization	$1,164.5	$1,191.0

Net debt to capitalization ratio	27.2%	23.4%